Exhibit 10.24

                                    AGREEMENT
                                     BETWEEN
                         FIRST AMERICAN FINANCIAL GROUP
                                        &
                              ADZONE RESEARCH. INC.


     WHEREAS, ADZONE RESEARCH, INC. (ADZR), whose principal address is 211 Roanoke Avenue, Riverhead, NY 11901, is desirous of engaging the services of FIRST AMERICAN FINANCIAL GROUP (FIRST AMERICAN, whose principal address is 140 Broadway, 46th Floor, New York, NY 10005, and

     WHEREAS, FIRST AMERICAN is desirous of providing the services of its Broker-Dealer Marketing Program to ADZR,

     NOW, THEREFORE the parties do hereby agree as follows:

     1) FIRST AMERICAN will provide the following services to ADZR:

          A. Contact Broker-Dealers (B-D's) as potential Market Makers in ADZR stock to discuss recent developments.

          B. Contact Broker-Dealers in FIRST AMERICAN'S network via STOCK ALERT and telephone to review current information regarding ADZR.

          C. Meet with Broker-Dealers and their Registered Representatives to discuss and promote awareness of ADZR.

     2) FIRST AMERICAN will be responsible for originating, coordinating and monitoring all of the above.

     3) ADZR will be responsible for providing all of the necessary corporate material, financial information and access to data reasonably required for FIRST AMERICAN to fulfill its obligations. ADZR will, as often as practical, discuss and inform FIRST AMERICAN of developments and events affecting the Financial Community.

     In addition, ADZR hereby agrees that it will, at all times, act in Good Faith and perform all of its duties to foster and promote improved shareholder value.

     4) FIRST AMERICAN'S fee for its services outlined herein is five hundred thousand (500,000) shares of Restricted (Rule 144) common stock of ADZR. Said fee is due and payable and considered earned upon signing of this Agreement.


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     5) FIRST AMERICAN will receive a non-accountable  expense allotment for its costs incurred in Items 1)A through 1)C above in the sum of: Ten thousand dollars ($10,000). Said allotment is payable upon receipt of financing [from any source] in a minimum amount of $500,000.

     6) FIRST AMERICAN shall be entitled to Bonus Compensation as follows:

       i. If the price of ADZR stock reaches $0.10, or higher, at any time during the next twelve (12) months, FIRST AMERICAN will be issued an additional one hundred thousand (100,000) shares of Restricted (Rule 144) stock of ADZR.

       ii. If the price of ADZR stock reaches $0.20, or higher, at any time during the next twelve (12) months, FIRST AMERICAN will be issued an additional one hundred thousand (100,000) shares of Restricted (Rule 144) stock of ADZR.

       iii. If the price of ADZR stock reaches $0.40, or higher, at any time during the next twelve (12) months, FIRST AMERICAN will be issued an additional one hundred thousand (100,000) shares of Restricted (Rule 144) stock of ADZR.

       iv. If the price of ADZR stock reaches $0.60, or higher, at any time during the next twelve (12) months, FIRST AMERICAN will be issued an additional one hundred thousand (100,000) shares of Restricted (Rule 144) stock of ADZR.

     7) The initial Term of this Agreement will be twelve (12) months commencing on 7 October 02 and ending on 30 September 03. Both parties may, by mutual consent, extend this Agreement for any additional term.

     8) In consideration of the proprietary nature and intangible value of FIRST AMERICAN's Broker-Dealer and Investor clients, ADZR agrees not to disclose or otherwise reveal to any third party any information pertaining to same. This includes, but is not limited to: names, addresses, telephone/fax/telex numbers or other means of access thereto.

     9) If a dispute should arise under any of the terms of this Agreement, both parties agree to summit the matter to Binding Arbitration in New York County, New York according to the rules of the American Arbitration Association. In this regard, a request by either party for arbitration shall be binding on the other. The decision of such Arbitrator shall be final and binding upon the parties hereto and may be enforced by any court having jurisdiction over the subject matter contained therein. In addition to any Award granted, the prevailing party shall be entitled to payment of all costs and expenses related to the Arbitration.

     10) This Agreement represents the total agreement between the parties. This contract cannot be modified or changed unless done so in writing and signed by all parties hereto.

     11) This Agreement shall be governed by the Laws of the State of New York. Should any portion of this Agreement be held to be illegal, then only that portion shall be void and not the entire Agreement.

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     12)  ADZR   acknowledges  that  FIRST  AMERICAN  is  neither  an  attorney, accountant nor broker and is acting exclusively as an independent contractor providing consulting services. Accordingly, ADZR and/or its Officers, Directors, Employees or assigns hereby agree to indemnify and hold FIRST AMERICAN harmless from and against any losses, claims, damages, liabilities, fees, costs or expenses arising from this Agreement.

     13) The undersigned acknowledges that he has authority from the Board of Directors of ADZONE RESEARCH, INC. to sign this Agreement.

AGREED and ACCEPTED:


ADZONE RESEARCH INC.                              FIRST AMERICAN FINANCIAL GROUP

/s/ Charles Cardona                               /s/ William J. Rogers, Jr.
Chief Executive Officer/Chairman                  Managing Director

11 October 2002                                   10 October 2002
Date                                              Date

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